UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20459
                                   ----------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of report: February 27, 2004
                        (Date of earliest event reported)




                              LTC PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)





            Maryland                       1-11314                71-0720518
(State or other jurisdiction of    (Commission file number)   (I.R.S. Employer
 incorporation or organization)                               Identification No)



                     22917 Pacific Coast Highway, Suite 350
                            Malibu, California 90265
                    (Address of principal executive offices)


                                 (805) 981-8655
              (Registrant's telephone number, including area code)

Item 5. -- Other Events

LTC Properties, Inc. ("LTC") issued a press release on February 27, 2004, announcing the closing of the sale of 1 million shares of 8% Series F cumulative redeemable preferred stock (the "Series F Preferred Stock") in a registered direct placement. The Series F Preferred Stock was issued at $25 per share resulting in gross proceeds of $25 million, prior to expenses and fees. As additional public disclosure, the Company is furnishing this press release, attached hereto as Exhibit 99.1.


Item 7. -- Exhibits

     (c)  Exhibits.
             99.1 Press Release dated February 27, 2004 announcing the closing of the sale of 1 million shares of 8% Series F cumulative redeemable preferred stock





                                    SIGNATURE


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                 LTC PROPERTIES, INC.



Dated:  February 27, 2004        By: /s/  WENDY L. SIMPSON
                                     ---------------------
                                     Wendy L. Simpson
                                     Vice Chairman and Chief Financial Officer







                                  EXHIBIT INDEX

Exhibit 99.1 Press Release dated February 27, 2004 announcing the closing of the sale of 1 million shares of 8% Series F cumulative redeemable preferred stock